                                                                  EXHIBIT 10(7)

                    Severance Agreement of Richard D. Hamill

                               SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT ("Agreement") is made by and between HYCOR BIOMEDICAL INC., Delaware corporation ("Company"), and RICHARD D. HAMILL, PH.D. ("Executive") (together, the "Parties;" each, a "Party").

                              W I T N E S S E T H:

         WHEREAS, the Parties have entered into an Employment Agreement dated as of June 20, 1997 (the "Employment Agreement") whereby Executive holds the offices of President and Chief Executive Officer of the Company; and

         WHEREAS, the Parties wish to terminate their several relationships;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, covenant and agree as follows:

1. VOLUNTARY TERMINATION OF EMPLOYMENT. Executive's employment with the Company terminated voluntarily as of the close of business on July 17, 1998 (the "Termination Date"), at which time Executive resigned as an employee and officer of the Company. Executive will no longer serve in the capacities of President or Chief Executive Officer of the Company. Concurrently with his resignation of employment, Executive resigned from all directorships held with the Company and its subsidiaries. Should any employer or prospective employer inquire of the Company Executive's reason for leaving the employment of the Company "voluntary resignation" will be given as the reason.

2. BENEFITS TO EXECUTIVE. In exchange for his resignation of his positions as an employee, officer, and director of the Company, and notwithstanding any provisions to the contrary in the Employment Agreement, the Company will provide Executive with the following benefits:

         a. Notwithstanding his voluntary resignation from the Company, Executive shall be provided with an amount equal to the salary payments specified in Section 4(D) of the Employment Agreement, namely twenty (20) months' salary at the rate of $250,000 per annum, totaling $416,667, paid on the Company's normal payroll dates, subject to applicable withholding; provided that, on or after January 1, 1999, the Company at its sole discretion shall have the option of paying any and all remaining amounts due to him under this subparagraph a. in one lump sum payment rather that in installments.

         b. Executive shall be entitled to reimbursements for all reasonable business expenses incurred prior to the Termination Date.

         c. Executive shall be entitled to convert the Company's membership in the Center Club to an individual membership in his name, and shall be solely responsible for any and all fees and costs imposed by the Center Club for such transfer.

         d. Executive shall be allowed to retain the concert ticket series at the Orange County Performing Arts Center that were purchased in his name by the Company.

         e. Pursuant to Paragraphs 4, 5, and 6 below, the Executive will be allowed to repay his debt obligations to the Company by the use of the insurance premiums for life and disability insurance that otherwise would have been paid on his behalf under the terms of Section 4(D) of the Employment Agreement.

3. MEDICAL BENEFITS. The Company will continue to provide health benefits to Executive for an additional twenty (20) months following the Termination Date, and will continue to pay for Executive's COBRA premiums during that time.

4. LIFE INSURANCE. As of the Termination Date, the Company will transfer to Executive ownership of all life insurance policies held in Executive's name. Benefits under such policies may be continued at Executive's expense.

5. DISABILITY SUPPLEMENT. As of the Termination Date, the Company will transfer to Executive ownership of all disability insurance policies held in Executive's name. Benefits under such policies may be continued at Executive's expense.

6. DEBT SETTLEMENT. Executive releases the Company from its obligation to pay $23,968.90, the cost of the premiums for the policies described in Paragraphs 4 and 5, which company was otherwise obliged to pay, in return for the cancellation of an equal principal amount of executive's debt to the Company. The balance of this debt, $26,031.08, will be deducted from the severance payments due pursuant to Paragraph 2, in installments of $591.62 each payroll period.

7. ENTIRE OBLIGATION. The amounts paid to Executive by the Company pursuant to Paragraphs 2 and 3 above represent the entire obligation of the Company to Executive under this Agreement and the Employment Agreement, and any amendments or supplements thereto, and Executive has no entitlement under this Agreement and the Employment Agreement, or any amendments or supplements thereto, to additional compensation from the Company.

8. VOLUNTARINESS OF AGREEMENT. Executive acknowledge and agrees that he is entering into this Agreement voluntarily, and with a full understanding of its terms, for the purpose of being allowed voluntarily to resign his positions as director, officer, and employee of the Company and in consideration for the other benefits provided to him under Paragraph 2 above. Executive further acknowledges that such benefits are adequate and sufficient consideration for the promises and representations made by him in this Agreement.

9. WAIVER OF RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. Executive represents and agrees that this Agreement includes a waiver of any and all rights executive has or may have under the Age Discrimination in Employment Act. Executive is hereby advised (a) to consult with an attorney prior to signing this Agreement and (b) that he has 21 days in which to consider and accept this Agreement by signing and returning this Agreement to the Company c/o Reginald P. Jones. In addition, Executive has a period of seven (7) days following his execution of this Agreement in which he may revoke this Agreement. If Executive does not advise the Company (by a writing received by Reginald P. Jones within such seven (7) day period) of his intent to revoke the Agreement, the Agreement will become effective and enforceable. If Executive revokes the Agreement, then no amounts will be paid to him under Paragraph 2 above, or otherwise.

10. MUTUAL RELEASE. The Parties acknowledge and agree that, as a condition of this settlement, each of the Parties expressly releases all rights and claims that such parties know about as well as those such parties may not know about. Each of the Parties expressly waives all rights under Section 1542 of the Civil Code of the State of California, which reads as follows:

                 "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of each and all of the Releasees, each of the Parties expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all Claims which such parties do not know or suspect to exist in such party's favor at the time of execution of this Agreement and that this settlement expressly contemplates the extinguishment of all such Claims.

         In connection with the above waiver, each Party represents and warrants that such Party has not assigned or transferred, and will not assign or transfer, any Claim or any interest in any Claim which such Party may have against the other Party to this Agreement or any of its representatives.

         Nothing in this Agreement shall waive Executive's rights, if any, to indemnification from the Company under the California Corporations and/or Labor Codes in the event that any legal proceedings are brought against Executive arising out of his employment with or service as a director of the Company.

11. ARBITRATION. The Parties hereto agree that any dispute between the Parties regarding the formation, interpretation, effect, enforceability or alleged breach of this Agreement, or regarding any other dispute arising out Executive's employment with the Company, shall be submitted to final and binding arbitration in lieu of litigation. Notwithstanding the foregoing, the Parties specifically agree that either of them may seek injunctive relief in order to enforce the confidentiality, nonsolicitation, and other obligations set forth in the Employment Agreement, provided, however, that the underlying claims or disputes shall be resolved through arbitration. Either Party may initiate arbitration proceedings by written notice to the other Party. Any such arbitration proceedings shall be subject to the employment disputes arbitration rules of the American Arbitration and shall be held in

         Orange County before a single arbitrator selected by the Parties from the American Arbitration Association employment disputes panel, unless the Parties agree otherwise in writing. The arbitrator shall apply the substantive laws of the State of California (excluding choice-of-law principles that might call for the application of some other state's law). The arbitrator will not have the power to add to or ignore any of the terms and conditions of this Agreement or the Employment Agreement, and his or her decision shall not go beyond what is necessary for the interpretation and application of this Agreement and obligations of the Parties under this Agreement. If any claim or dispute is submitted to arbitration in accordance with this Section, the Parties agree that the arbitrator's decision shall be final and legally binding on both Parties. The prevailing party, as determined by the arbitrator, shall be entitled to its reasonable attorneys' fees and costs. The arbitration provisions of this Section shall be governed by the provisions of the Federal Arbitration Act.

12. CHOICE OF LAW. This Agreement will be interpreted in accordance with the laws of the State of California.

13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties with respect to the termination of Executive's employment with the Company, and supersedes any earlier written, oral or implied understandings or agreements between the Parties. Except as modified by this Agreement, the Employment Agreement remains in effect.

14. AMENDMENT. This Agreement shall not be released, discharged or modified in any manner whatsoever, except by an instrument signed by the parties hereto.

15. SEVERABILITY. The provisions of this Agreement are severable, and if any provision is ever found to be unenforceable, all other provisions shall remain fully valid and enforceable.

16. NOTICE. All notices or other communications required or permitted hereunder shall be given in writing and shall be delivered or sent as follows by registered or certified mail, postage prepaid or by facsimile with confirmation of successful transmission:

         If to Executive:  Richard D. Hamill, Ph.D.
                           22686 Ledana
                           Mission Viejo, CA  92691

         with a copy to:   Robert Gerard, Esq.
                           Pillsbury Madison & Sutro LLP
                           650 Town Center Drive, Seventh Floor
                           Costa Mesa, CA 92626-7122

         If to Company:    Hycor Biomedical Inc.
                           Attention: Reginald P. Jones
                           7272 Chapman Avenue
                           Garden Grove, CA  92841

         With a copy to:   Paul, Hastings, Janofsky & Walker LLP
                           Attention:  Peter J. Tennyson, Esq.
                           695 Town Center Drive, 17th Floor
                           Costa Mesa, CA  92626-1926

         Any party may change its address for purposes of notice by giving notice in accordance with the provisions of this Section 16. Any such notice will be deemed to be given when received, if personally delivered or sent by telecopy, and, if mailed, five days after deposit in the United States mail, properly addressed, with proper postage affixed or by facsimile with confirmation of successful transmission.

17. COUNTERPARTS; WAIVER. This Agreement may be executed in counterparts, all of which taken together will constitute one instrument. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

                            [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            "Company"

                                            HYCOR BIOMEDICAL INC.,
                                            a Delaware corporation


                                            By:  /s/ Reg Jones          10/20/98
                                            ------------------------------------
                                            Its:    Senior Vice President


                                            "Executive"


                                            /s/ Richard D Hamill        10/19/98
                                            ------------------------------------
                                            Richard D. Hamill, Ph.D